UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.—Entry into a Material Definitive Agreement.

Effective December 15, 2008, ACCO Brands Corporation (the “Company”) has entered into Amendment No. 5 to Credit Agreement dated as of December 15, 2008 among the Company, certain of its subsidiaries, the lenders party thereto, and Citicorp North America, Inc., as administrative agent.  The Amendment relates to and amends the Company’s Credit Agreement, dated as of August 17, 2005 (as previously amended, the “Credit Agreement”) among the Company, certain of its subsidiaries, the lenders party thereto, the administrative agent and the other parties named therein.

Pursuant to the Amendment, the Credit Agreement was amended to:

•
increase the Company’s maximum permitted leverage ratio to 5.50x until December 30, 2009.  Thereafter, the maximum permitted leverage ratio will be: 5.25x until December 30, 2010; 5.00x until December 30, 2011; 4.50x for the period between December 31, 2011 and June 29, 2012; and 4.00x thereafter;

•
decrease the minimum permitted ratio of EBITDA (earnings before interest, taxes, depreciation and amortization) to interest expense to 2.25x until December 30, 2010.  Thereafter, the minimum interest expense ratio will be: 2.50x until December 30, 2011; 2.75x for the period between December 31, 2011 and June 29, 2012; and 3.00x thereafter;

•
increase the interest rate margin applicable on all funded loans to a variable rate of LIBOR plus 450 basis points (“bps”) or base rate (as defined in the Credit Agreement) plus 350 bps, as applicable;

•	set the minimum LIBOR and base rates at 3.25% and 4.25% per year, respectively;

•	eliminate the Company’s ability to prepay subordinated notes;

•	increase the unused revolver commitment fee rate to 75 bps per year, or 50 bps per year for any period in which the total leverage ratio is less than 2.5 to 1.0;

•	increase the excess cash flow sweep from 50% to 75% for fiscal year 2009 and each year thereafter;

•	increase the sweep of debt proceeds from permitted receivables financings from 50% to 100%; and

•	eliminate reinvestment rights with respect to net proceeds from certain asset sales.

The Amendment also revises the actions the Company, the administrative agent and the lenders must take in the event any revolving lender under the Credit Agreement defaults or has the potential to default on any of its funding obligations or otherwise becomes or may become insolvent. The Company makes no prediction as to its ability to comply in the future with the covenants in its debt instruments, including the covenants in the Credit Agreement as amended by the Amendment.  The Company’s ability to meet the financial ratios and tests in such covenants may be affected by a number of events, including events beyond the Company’s control, and the Company may not be able to continue to meet those ratios and tests.  Reference is made to the disclosures contained in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s third quarter 2008 Form 10-Q.

The foregoing summary of the principal provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

10.1
Amendment No. 5 to Credit Agreement, dated as of December 15, 2008, entered into by ACCO Brands Corporation, ACCO Nederland Holdings B.V., ACCO Brands Europe Ltd. and Citicorp North America, Inc., as administrative agent, and the lenders party thereto.

99.1	Press release dated December 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: December 15, 2008	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit
10.1
Amendment No. 5 to Credit Agreement, dated as of December 15, 2008, entered into by ACCO Brands Corporation, ACCO Nederland Holdings B.V., ACCO Brands Europe Ltd. and Citicorp North America, Inc., as administrative agent, and the lenders party thereto

99.1	Press release dated December 15, 2008